                                            RALI Series 2007-QH6 Trust
                                                  Issuing Entity

                                         Residential Accredit Loans, Inc.
                                                     Depositor

                                         Residential Funding Company, LLC
                                                      Sponsor

                                             Aurora Loan Services LLC
                                                  Master Servicer

                         Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH6

                                           Supplement dated May 15, 2008
                                                        to
                                     Prospectus Supplement dated June 27, 2007
                                                        to
                                          Prospectus dated April 9, 2007
                                    ___________________________________________

         This supplement is dated May 15, 2008 and supplements the Prospectus Supplement dated June 27, 2007 to the Prospectus dated April 9, 2007 with respect to the above captioned series of certificates (the "Prospectus
Supplement"). This supplement supersedes in its entirety the supplement dated March 6, 2008 to the Prospectus
Supplement.

         The Prospectus Supplement is hereby revised as follows:

              1.  The initial  ratings for the classes of  certificates  listed  below that appear under the column entitled  "Initial Rating"  appearing on page S-7 of the Prospectus  Supplement have been revised and the current ratings for those classes are as follows:

_________________________________________________________________________
       Class             Rating as of May 15, 2008 (S&P/Moody's)(1)
_________________________________________________________________________
        M-3                    Rating Watch Negative A+(3)/Aa1
_________________________________________________________________________
        M-4                    Rating Watch Negative A(4)/Aa1
_________________________________________________________________________
        M-5            Rating Watch Negative BBB(5)/Possible Downgrade
                                           Aa3(6)
_________________________________________________________________________
        M-6                  Rating Watch Negative BB+(7)/A3(8)
_________________________________________________________________________
        M-7                 Rating Watch Negative BB(9)/Baa2(10)
_________________________________________________________________________
        M-8                 Rating Watch Negative BB-(11)/Ba3(12)
_________________________________________________________________________
         B                   Rating Watch Negative B-(13)/B1(14)
_________________________________________________________________________
______________________
(1)    See "Ratings" in this prospectus supplement.
(3)    On the issuance date, the Class M-3 Certificates were rated AA- by S&P.  The Rating Watch Negative status indicates that the rating may be lowered.
(4)    On the issuance date, the Class M-4 Certificates were rated A+ by S&P.  The Rating Watch Negative status indicates that the rating may be lowered.
(5)    On the issuance date, the Class M-5 Certificates were rated A- by S&P.  The Rating Watch Negative status indicates that the rating may be lowered.
(6)    On the issuance date, the Class M-5 Certificates were rated Aa3 by Moody's.
(7)    On the issuance date, the Class M-6 Certificates were rated BBB by S&P.  The Rating Watch Negative status indicates that the rating may be lowered.
(8)    On the issuance date, the Class M-6 Certificates were rated A1 by Moody's.
(9)    On the issuance date, the Class M-7 Certificates were rated BBB- by S&P.  The Rating Watch Negative status indicates that the rating may be lowered.
(10)   On the issuance date, the Class M-7 Certificates were rated A3 by Moody's.
(11)   On the issuance date, the Class M-8 Certificates were rated BB+ by S&P.  The Rating Watch Negative status indicates that the rating may be lowered.
(12)   On the issuance date, the Class M-8 Certificates were rated Baa3 by Moody's.
(13)   On the issuance date, the Class B Certificates were rated BB- by S&P.  The Rating Watch Negative status indicates that the rating may be lowered.
(14)   On the issuance date, the Class B Certificates were rated Ba3 by Moody's.

              2.  The Risk Factor entitled "Risk of Loss—Recent  developments  in the  residential  mortgage market may adversely  affect the return on your  certificates"  appearing on page S-22 of the Prospectus
                  Supplement shall be replaced with the following:

Recent developments in the            Recently, the residential mortgage market in the United States has experienced
residential mortgage market           a variety of difficulties and changed economic conditions that may adversely
may adversely affect the              affect the yield on your certificates.  Delinquencies and losses with respect
return on your certificates.          to residential mortgage loans generally have increased in recent months, and may continue to increase.  In addition, in recent months housing prices in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.  As a result of these and other factors, the value of some mortgage-backed securities has been negatively impacted.

                                      A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance; in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Borrowers who intend to sell their homes may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.

                                      As a result of these and other factors, the rating agencies have recently downgraded or put on downgrade watch a significant number of mortgage-backed securities (particularly mortgage-backed securities backed by subprime and
                                      Alt-A mortgage loans originated in 2005 and 2006), including the Class M-3,
                                      Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates.

                                      In addition, various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the servicer to foreclose promptly on defaulted mortgage loans.  Any such actions may adversely affect the performance of the loans and the yield on and value of the certificates.

                                      You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on, or market value of, your certificates.

                                                         S2-2

              3.  The  following  shall be added as the second  paragraph of the Risk Factor  entitled  "Bankruptcy
                  Risks—Bankruptcy  proceedings  could delay or reduce  distributions on the  certificates" on page
                  S-25 of the Prospectus Supplement:

                           In addition, if any servicer or the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer, as applicable.  Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

              4.  The following  Risk Factors shall be added to the Prospectus  Supplement  under the heading "Risk of Loss":

Reduced documentation                 Approximately 86.9% of the mortgage loans by principal balance as of April 1,
programs may increase your            2008 (after deducting payments of principal due during April 2008) were made
risk of loss.                         to borrowers whose income is not verified, including borrowers who may not be required to state their income.  With respect to these mortgage loans the borrowers may not be required to provide any information regarding their income and there may be no verification of their income or assets.  Such mortgage loans increase the risk that borrowers may not have sufficient income or assets or may have overstated their income and assets and, as a consequence, may be unable to make their monthly mortgage loan payments.  You should consider the risk that mortgage loans originated under reduced documentation programs may be subject to increased delinquencies and defaults.

elinquencies may increase             On April 1, 2008, the master servicing and primary servicing function for all
because servicing will be             of the mortgage loans was transferred to Aurora Loan Services LLC.  Aurora
transferred.                          Loan Services LLC will master service and service the related mortgage loans in accordance with the servicing provisions set forth in the pooling and servicing agreement.  See "Sponsor" and "Pooling and Servicing Agreement—The
                                      Master Servicer and Subservicers—Aurora Loan Services LLC" in this supplement.

                                      A servicing transfer involves notifying mortgagors to remit payments to the new servicer, transferring physical possession of the loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems.  Servicing transfers may result in a temporary increase in delinquencies, defaults and losses on the mortgage loans. There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing.

              5.  The information under the section entitled  "Sponsor and Master Servicer"  beginning on page S-31 of the Prospectus Supplement is hereby deleted and replaced with the following:

                                                       Sponsor

         Residential Funding Company, LLC, a Delaware limited liability company, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others.  See "The Trusts—Mortgage Collateral Sellers" and "—Qualifications of Sellers" in the prospectus for a general description of applicable seller/servicer eligibility requirements.  Residential Funding Company, LLC's principal executive offices are located at One Meridian Crossings, Suite 100, Minneapolis, Minnesota 55423.  Its
telephone number is (952) 857-7000.  Residential Funding Company, LLC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York.
Residential Funding Company, LLC finances its operations primarily through its securitization program.

                                                       S2-3

         Residential Funding Company, LLC converted from a Delaware corporation to a Delaware limited liability company on October 6, 2006.  Residential Funding Company, LLC was formerly known as Residential Funding
Corporation. Residential Funding Company, LLC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties.  GMAC LLC, formerly known as General Motors Acceptance Corporation, purchased Residential
Funding Company, LLC in 1990.  In 1995, Residential Funding Company, LLC expanded its business to include "Alt-A"
first lien mortgage loans, such as some of the mortgage loans described in the prospectus supplement.
Residential Funding Company, LLC also began to acquire and service "subprime", closed-end and revolving loans secured by second liens in 1995.

         On April 1, 2008, the master servicing  and the primary servicing function for all of the mortgage loans was transferred to Aurora Loan Services LLC. Aurora Loan Services LLC will master service and service the related mortgage loans in accordance with the servicing provisions set forth in the pooling and servicing agreement. See
"Sponsor" and "Pooling and Servicing Agreement – The Master Servicer and Subservicers– Aurora Loan Servicers LLC"
in this supplement.

         On November 21, 2007, Moody's Investors Service, Inc., or Moody's, reduced the servicer quality rating
("SQ") of Residential Funding Company, LLC as a master servicer of residential mortgage loans to SQ1- from SQ1 and placed these ratings on review for possible further downgrade.  The downgrade was prompted by Moody's rating action on the senior unsecured debt rating of Residential Funding Company, LLC's parent corporation, Residential
Capital, LLC, which was downgraded on November 1, 2007, to Ba3 from Ba1.  Based on the rating action, Moody's lowered its servicing stability assessment for the master servicing operations to average from above average.
The senior unsecured debt rating of Residential Capital, LLC was downgraded to B2 on February 5, 2008.  No assurance can be given that this reduction of the rating on the senior unsecured debt of Residential Capital, LLC to B2 will not adversely affect Residential Funding Company, LLC's current SQ rating.  Moody's maintains a negative outlook with respect to the ratings of Residential Funding Company, LLC.

         Moody's SQ rating for master servicers represents its view of a master servicer's ability to report servicer activity to trustees or investors and oversee the performance and reporting of underlying servicers. The
SQ rating scale takes into account servicing stability which is a combination of the company's  operational stability, financial stability, and the ability to respond to changing market conditions. The rating scale ranges from SQ1 (strong) to SQ5 (weak).

         On February 22, 2008, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or Standard & Poor's, reduced the counterparty long term credit rating of Residential Capital, LLC from BB+ to B, and reduced the counterparty short term credit rating of Residential Capital, LLC from B to C. Standard & Poor's also assigned a negative rating outlook for Residential Capital, LLC.

         On March 3, 2008, Fitch Ratings or "Fitch", reduced the long term issuer default rating of Residential
Capital, LLC from BB+ to BB-.  Fitch downgraded Residential Capital, LLC's senior and subordinated debt to B+ and
B-, respectively.  Fitch also assigned the status of ratings watch negative outlook to Residential Capital, LLC.

         Residential Capital, LLC announced recently that it is highly leveraged relative to its cash flow, its liquidity position has been declining and there is a significant risk that it will not be able to meet its debt service obligations, certain financial covenants in its credit facilities and be in a negative liquidity position in June 2008.  As of May 5, 2008, Residential Capital, LLC had approximately $4.4 billion of unsecured long-term debt maturing during the remainder of 2008, consisting of approximately $1.2 billion aggregate principal amount of notes due in June 2008, approximately $1.8 billion of outstanding borrowing under its term loan due in July
2008, and approximately $1.1 billion aggregate principal amount of notes due in November 2008.  Additionally,
Residential Capital, LLC had approximately $15.6 billion of secured, short-term debt outstanding as of December
31, 2007 with various maturity dates in 2008.

                                                         S2-4

         While Residential Capital, LLC is conducting and negotiating various debt tender and exchange offers, and other financial transactions, to improve its financial position, even if it successful in implementing all of the financial transactions it is contemplating, it will be required, in order to satisfy its liquidity needs and comply with anticipated covenants to be included in the new financial agreements requiring maintenance of minimum cash balances, to consummate in the near term, certain asset sales or other capital generating actions over and above its normal mortgage finance activities.  Furthermore, the amount of liquidity Residential Capital, LLC will need may be greater than currently anticipated as a result of additional factors and events (such as interest rate fluctuations and margin calls) that increase its cash needs, causing Residential Capital, LLC to be unable to independently satisfy its near-term liquidity requirements.  The financial condition of Residential Capital,
LLC, may negatively affect Residential Funding's ability to meet its obligations with respect to the mortgage loans.

         The following tables set forth the aggregate principal balance of publicly offered securitizations of mortgage loans sponsored by Residential Funding Company, LLC for the past five years, calculated as of year end.
Residential Funding Company, LLC sponsored approximately $46.8 billion and $3.2 billion in initial aggregate principal balance of mortgage-backed securities in the 2003 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.  Residential Funding Company, LLC sponsored approximately $28.1 billion and $2.9 billion in initial aggregate principal balance of mortgage-backed securities in the 2007 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.  The percentages shown under
"Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                                         S2-5

                                             Sponsor Securitization Experience

First Lien Mortgage Loans

Volume  by
Principal Balance                         2003            2004            2005             2006           2007

_____________________________________________________________________________________________________________________

Prime Mortgages(1)                  $18,964,072,062 $11,953,278,792 $24,149,038,614  $40,241,885,054 $22,575,654,215
Non Prime Mortgages(2)              $27,931,235,627 $24,408,531,445 $27,928,496,334  $21,581,547,796 $ 5,616,988,822
                                    __________________________________________________________________________________
Total                               $46,895,307,689 $36,361,810,237 $52,077,534,948  $61,823,432,850 $28,192,643,037
                                    __________________________________________________________________________________

Prime Mortgages(1)                  40.44%          32.87%          46.37%           65.09%          80.08%
Non Prime Mortgages(2)              59.56%          67.13%          53.63%           34.91%          19.92%
                                    __________________________________________________________________________________
Total                               100.00%         100.00%         100.00%          100.00%         100.00%
                                    __________________________________________________________________________________

Percentage Change  from Prior
Year(3)
Prime Mortgages(1)                  17.22%          (36.97)%        102.03%          66.64%          (43.90)%
Non Prime Mortgages(2)              80.48%          (12.61)%        14.42%          (22.73)%         (73.97)%
                                    __________________________________________________________________________________
Total                               48.15%          (22.46)%        43.22%           18.71%          (54.40)%
                                    __________________________________________________________________________________

Junior Lien Mortgage Loans

Volume  by Principal Balance              2003            2004           2005            2006            2007
__________________________________________________________________________________________________________________

Prime Mortgages(1)                  $3,207,008,585   $2,085,015,925   $2,409,506,573  $3,012,549,922    $2,933,100,838
Non Prime Mortgages(2)              -                -                -               -                 -
                                    __________________________________________________________________________________
Total                               $3,207,008,585   $2,085,015,925   $2,409,506,573  $3,012,549,922    $2,933,100,838
                                    __________________________________________________________________________________

Prime Mortgages(1)                          100.00%          100.00%          100.00%         100.00%          100.00%
Non Prime Mortgages(2)                      -                -                -               -                -
                                    __________________________________________________________________________________
Total                                       100.00%         100.00%         100.00%        100.00%         100.00%
                                    __________________________________________________________________________________

Percentage   Change   from   Prior
Year(3)
Prime Mortgages(1)                          11.55%          (34.99)%        15.56%         25.03%          (2.64)%
Non Prime Mortgages(2)                      -               -               -              -               -
                                    __________________________________________________________________________________
Total                                       11.55%          (34.99)%        15.56%         25.03%          (2.64)%
                                    __________________________________________________________________________________

(1)     Product  originated  under the Jumbo,  Alt-A,  High Loan to Value First Lien  programs and Closed End Home Equity
Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)     Product  originated  under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior liens are  included  under First Lien  Mortgage  Loans—Non-  Prime  Mortgages  because  these types of loans are securitized together in the same mortgage pools.
(3)     Represents year to year growth or decline as a percentage of the prior year's volume.

                                                                          S2-6

First Lien Mortgage Loans

Volume by Number of Loans                      2003           2004           2005           2006           2007
_____________________________________________________________________________________________________________________

Prime Mortgages(1)                         86,166         55,773         91,631         141,188         67,035
Non Prime Mortgages(2)                     200,446        170,696        173,796        132,069         31,467
                                    __________________________________________________________________________________
Total                                      286,612        226,469        265,427        273,257         98,502
                                    __________________________________________________________________________________

Prime Mortgages(1)                         30.06%         24.63%         34.52%         51.67%         68.05%
Non Prime Mortgages(2)                     69.94%         75.37%         65.48%         48.33%         31.95%
                                    __________________________________________________________________________________
Total                                      100.00%        100.00%        100.00%        100.00%        100.00%
                                    __________________________________________________________________________________

Percentage Change from Prior Year(3)
Prime Mortgages(1)                         26.57%         (35.27)%       64.29%         54.08%         (52.52)%
Non Prime Mortgages(2)                     46.54%         (14.84)%       1.82%          (24.01)%       (76.17)%
                                    __________________________________________________________________________________
Total                                      39.90%         (20.98)%       17.20%         2.95%          (63.95)%
                                    __________________________________________________________________________________

Junior Lien Mortgage Loans

Volume by Number of Loans                   2003           2004           2005           2006           2007
_____________________________________________________________________________________________________________________

Prime Mortgages(1)                         84,962         51,614         53,071         60,951         54,120
Non Prime Mortgages(2)                     -              -              -              -              -
                                    __________________________________________________________________________________
Total                                      84,962         51,614         53,071         60,951         54,120
                                    __________________________________________________________________________________

Prime Mortgages(1)                         100.00%        100.00%        100.00%        100.00%       100.00%
Non Prime Mortgages(2)                     -              -              -              -              -
                                    __________________________________________________________________________________
Total                                      100.00%        100.00%        100.00%        100.00%       100.00%
                                    __________________________________________________________________________________

Percentage Change from Prior Year(3)
Prime Mortgages(1)                         16.09%         (39.25)%       2.82%          14.85%        (11.21)%
Non Prime Mortgages(2)                     -              -              -              -             -
                                    __________________________________________________________________________________
Total                                      16.09%         (39.25)%       2.82%          14.85%        (11.21)%
                                    __________________________________________________________________________________

    (1)  Product  originated  under the Jumbo,  Alt-A,  High Loan to Value First Lien  programs and Closed End Home Equity
    Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
    (2)  Product  originated  under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior liens are included under First Lien Mortgage  Loans—Non-  Prime  Mortgages  because these types of loans are securitized together in the same mortgage pools.
    (3)  Represents year to year growth or decline as a percentage of the prior year's volume.

         Residential Funding Company, LLC's overall procedures for originating and acquiring mortgage loans are described under "Description of the Mortgage Pool—The Program" in the prospectus supplement.  Residential Funding
Company, LLC's material role and responsibilities in this transaction are described in the prospectus under "The
Trusts—Qualifications of Sellers" and "The Trusts—Repurchases of Mortgage Collateral".

         Residential Funding Company, LLC's wholly-owned subsidiary, Homecomings Financial, LLC, or Homecomings, originated and sold to Residential Funding Company, LLC approximately 43.1% of the mortgage loans, by principal balance as of April 1, 2008 (after deducting payments of principal due during April 2008), included in the mortgage pool.  See "Affiliations Among Transaction Parties" and "Description of the Mortgage Pool—Originators"
in the prospectus supplement.

         Master Servicer. On April 1, 2008, pursuant to an agreement entered into by Residential Funding Company,
LLC, the master servicing and subservicing of the mortgage loans subject to the pooling and servicing agreement were transferred from Residential Funding Company, LLC to Aurora Loan Services LLC ("Aurora"). See "Pooling and
Servicing Agreement—The Master Servicer and Subservicers—Aurora Loan Services LLC" in this supplement for additional information regarding the master servicing experience of Aurora.

              6.  The sixth paragraph under the section  entitled  "Description  of the Mortgage  Pool—General"  on page S-39 of the Prospectus Supplement is hereby deleted and replaced with the following:

         The depositor and Residential Funding Company, LLC will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates.  The depositor and
Residential Funding Company, LLC will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders in any of those mortgage loans.  Residential
Funding Company, LLC will not assign to the depositor, and consequently the depositor will not assign to the trustee for the  benefit of the certificateholders, any of the representations and warranties made by the sellers or the right to require the related seller to repurchase any such mortgage loan in the event of a breach of any of its representations and warranties.  Accordingly, the only representations and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders will be the limited representations and warranties made by Residential Funding Company, LLC and the depositor to the limited extent described above.
If for any reason the depositor or Residential Funding Company, LLC is unable to repurchase a defective mortgage loan, the amount of realized losses on the mortgage loans may increase, which may increase the risk that realized losses will be allocated to your certificates and/or may adversely affect the market value of your certificates.
See "The Trusts—Representations with Respect to Mortgage Collateral" in the prospectus and "Sponsor" in this supplement.

              7.  Investors  should note that updated  static pool data with respect to mortgage  loans serviced by
                  Residential Funding Company, LLC is available on the internet at  www.gmacrfcstaticpool.com  (the
                  "Static Pool Data").  Information  presented under (i) "RALI" as the  issuer/shelf,  (ii) "QH" as the  series,  and  (iii)  "2007-QH6"  as the  deal,  will  include  information  regarding  prior securitizations  of mortgage  loans that are similar to the mortgage  loans  included in the RALI
                  2007-QH6 Trust,  based on underwriting  criteria and credit quality.  For additional  information regarding the Static Pool Data, see "Description of the Mortgage  Pool––Static  Pool Information"
                  in the Prospectus Supplement.

              8.  The  information   under  the  section  entitled   "Pooling  and  Servicing   Agreement—Custodial
                  Arrangements"  appearing  on  page  S-93 of the  Prospectus  Supplement  is  hereby  deleted  and replaced with the following:

         The trustee has been directed to appoint Wells Fargo Bank, N.A. to serve as custodian of the mortgage loans. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage notes. Residential Funding Company, LLC was required to deliver only the mortgage notes to the custodian. The mortgage notes (and any contents of a mortgage loan file delivered to the custodian) will be maintained in vaults located at the custodian's premises in Minnesota. Only the custodian has access to these vaults. A shelving and filing system segregates the files relating to the mortgage loans from other assets serviced by the sponsor.

         Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the custodial agreement.
In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in Minneapolis, Minnesota and in two regional offices located in Irvine, California, and Salt
Lake City, Utah. As of December 31, 2007, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over ten million files.

              9.  The  information  under  the  sections  entitled  "Pooling  and  Servicing  Agreement—The  Master
                  Servicer and  Subservicers—Homecomings  Financial,  LLC" beginning on page S-95 of the Prospectus
                  Supplement  and "Pooling and  Servicing  Agreement—Additional  Subservicers—GMAC  Mortgage,  LLC"
                  beginning on page S-98 of the  Prospectus  Supplement  is hereby  deleted and  replaced  with the following:

         Aurora Loan Services LLC.  On April 1, 2008, the primary servicing function for all of the mortgage loans was transferred to Aurora Loan Services LLC from GMAC Mortgage, LLC, successor to Homecomings Financial,
LLC, the initial servicer.  Aurora was incorporated in Delaware on May 15, 1997 and was converted to a limited liability company on January 1, 2005.  Aurora is a wholly owned subsidiary of Lehman Brothers Bank, FSB.
Aurora's executive offices are located at 10350 Park Meadows Drive, Littleton, Colorado 80124.

Master Servicing

         Aurora's centralized real estate master servicing facility is located at 10350 Park Meadows Drive,
Littleton, Colorado 80124.  Aurora has been engaged in the business of master servicing residential mortgage loans since 1998.  Aurora has been master servicing subprime residential mortgage loans since 2002.

         The following tables set forth certain information regarding Aurora's total public securitization master servicing portfolio.

                                         At December 31, 2005                        At December 31, 2006
                                                          Principal Balance                             Principal Balance
         Type of Loan                  Number of Loans       (in millions)        Number of Loans          (in millions)
_________________________________________________________________________________________________________________________
Alt-A                                     246,903                $72,992               324,838                 $101,548
Subprime                                  418,984                $58,092               479,174                  $66,158
Government Insured or
    Guaranteed(1)                         171,602                $13,198               143,326                  $10,889
Home Equity Lines of
    Credit                                  1,967                    $76                 1,268                      $41
Total Portfolio                           839,456               $144,358               948,606                 $178,637
_________________________________________________________________________________________________________________________

                                         At December 31, 2007                       At March 31, 2008
                                                          Principal Balance                              Principal Balance
         Type of Loan                  Number of Loans       (in millions)        Number of Loans          (in millions)
_________________________________________________________________________________________________________________________
Alt-A                                     381,514               $122,531               370,693                 $119,555
Subprime                                  416,485                $60,470               396,608                  $58,704
Government Insured or
   Guaranteed(1)                         122,990                 $9,236               120,475                   $9,021
Home Equity Lines of Credit                 1,906                    $62                 1,766                      $58
Total Portfolio                           922,895               $192,298               889,542                 $187,338
_________________________________________________________________________________________________________________________
__________________

(1)  'Government insured or guaranteed' means mortgage loans that were originated under the guidelines of the
     Federal Housing Administration, the Department of Veterans' Affairs or the Rural Housing and Community
     Development Service.

         Aurora's master servicing monitoring procedures include verifying servicer remittances of principal and interest payments on mortgage loans and performing on-site and desk reviews of servicers.  To the extent that a servicer makes a remittance of principal or interest that is different than the amount expected on a servicer remittance date, Aurora investigates the discrepancy and seeks to reconcile and clear any loan level discrepancies with such servicer.  During the time that Aurora is investigating a discrepancy, Aurora, when required pursuant to the related servicing agreement, advances the difference between the amount received from a servicer and the amount expected to be received by Aurora.

         When mortgage loans are ninety days or more delinquent, Aurora examines the activities of the servicers of the delinquent mortgage loans to determine whether such servicers are in compliance with the terms of their respective servicing agreements.  Aurora's analysis includes a review of each servicer's duties with respect to bankruptcy, foreclosure and real estate owned property matters, as applicable.  If Aurora discovers that servicers are not in compliance with the terms of their servicing agreements, Aurora works with these servicers and seeks to resolve any inappropriate practices.  Except with respect to subprime mortgage loans, as part of its master servicing procedures, Aurora monitors loan level losses reported by the servicers upon the liquidation of a defaulted mortgage loan.

Servicing

Total Portfolio

         Aurora's centralized loan servicing facility is located at 2617 College Park, Scottsbluff, Nebraska
69361.  It has an additional loan servicing facility at 10350 Park Meadows Drive, Littleton, Colorado 80124.
Aurora has also recently opened a facility in Indianapolis which currently provides customer and collection services.  Aurora has been engaged in the business of servicing residential mortgage loans since 1997.  It has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac and to service mortgage loans insured by the FHA and guaranteed by the VA.

         The following tables set forth certain information regarding Aurora's total loan servicing and subservicing portfolio.

                                              At December 31, 2005            At December 31, 2006

              Type of Loan                 Number of           Principal        Number of       Principal
                                             Loans              Balance           Loans          Balance

                                                             (in millions)                    (in millions)
________________________________________________________________________________________________________________
Conventional                                      61,309          $8,881           85,750         $15,356
Conventional Alt-A                               261,125         $62,067          306,113         $73,588
Conventional Alt-B(5)                                  -               -                -               -
Subprime                                           7,443          $1,267           10,749          $1,943
Government Insured or Guaranteed(1)                9,131            $654            7,081            $497
Home Express(2)                                   16,582          $1,714           10,896          $1,070
SBA Disaster Loans(3)                             36,737            $629           30,812            $521
Scratch & Dent(4) (5)                                  -               -                -               -
Home Equity Lines of Credit                          157              $8              172              $8
                                             ___________________________________________________________________
Total Portfolio                                  392,484         $75,220          451,573          92,983
________________________________________________________________________________________________________________

                                            At December 31, 2007(5)             At March 31, 2008

              Type of Loan                 Number of       Principal            Number of       Principal
                                             Loans          Balance               Loans          Balance

                                                         (in millions)                        (in millions)
________________________________________________________________________________________________________________
Conventional                                      61,237         $14,133           60,590         $14,429
Conventional Alt-A                               266,661         $68,815          259,921         $67,296
Conventional Alt-B(5)                            150,619         $27,791          144,621         $26,761
Subprime                                          12,724          $2,050           11,015          $1,810
Government Insured or Guaranteed(1)                  336             $22           318(6)          $20(6)
Home Express(2)                                        -              $0                -              $0
SBA Disaster Loans(3)                             26,208            $435           25,311            $419
Scratch & Dent(4)(5)                               4,646            $792            4,299            $736
Home Equity Lines of Credit                          129              $7              128              $7
                                             ___________________________________________________________________
Total Portfolio                                  522,560        $114,045          506,203        $111,477
________________________________________________________________________________________________________________
__________________

 (1) 'Government insured or guaranteed' means mortgage loans that were originated under the guidelines of the
     Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community
     Development Service.

 (2) 'Home Express' means mortgage loans that were originated by Aurora pursuant to underwriting guidelines that had less restrictive standards for mortgage loan applicants than for applicants of conventional mortgage loans.  These guidelines included reduced  documentation requirements (including the allowance of stated
     incomes), a streamlined documentation analysis (such as relying solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.  These mortgage loans had primary mortgage insurance and pool insurance policy coverage, which insured the loans to a 50% loan-to-value ratio.  As of January
     2007, Aurora began classifying residential mortgage loans within two new servicing categories, "Conventional
     Alt-B Mortgage Loans" and "Scratch & Dent Mortgage Loans".  All mortgage loans that were classified prior to
     January 2007 as "Home Express" mortgage loans are from and after January 2007 classified as "Conventional
     Alt-B Mortgage Loans" or "Scratch & Dent Mortgage Loans".

 (3) 'SBA Disaster Loans' means those mortgage loans that were originated through the U.S. Small Business
     Administration but do not maintain any Small Business Administration guaranty.  Certain SBA Disaster Loans are loans that are not secured by real estate and others that are not secured by any other real or personal property.

 (4) 'Scratch and Dent' means mortgage loans that contain any one or more defects resulting from (i) mortgage loans that were not underwritten in accordance with the originator's implemented credit guidelines, (ii)
     deficiencies in the mortgage loan's documentation, (iii) failures by the originator to adhere to applicable laws and regulations, (iv) irregular payment history or (v) borrower defaults.

 (5) As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories,
     "Conventional Alt-B Mortgage Loans" and "Scratch & Dent Mortgage Loans".  Mortgage loans within these two categories were classified, prior to January 2007, within Aurora's then-existing mortgage loan categories.
     Therefore, the number of mortgage loans and principal balance of mortgage loans categorized within a particular category that existed prior to January 2007 may include mortgage loans that, from and after
     January 2007, are now classified as "Conventional Alt-B Mortgage Loans" or "Scratch & Dent Mortgage Loans".

 (6) At March 31, 2008 Aurora was the named servicer of an additional 6,042 government insured or guaranteed mortgage loans, representing an unpaid principal balance of approximately $512 million, the servicing responsibilities with respect to which are performed by a third-party subservicer engaged by Aurora.
         The following table provides Aurora's outstanding advances and servicing advances:

                              At December 31,       At December 31,       At December 31,       At March 31,
                                    2005                 2006                 2007(1)               2008
Portfolio                     Advance Balance       Advance Balance       Advance Balance      Advance Balance
________________________________________________________________________________________________________________

Conventional                      $17,706,788            $31,095,883          $30,592,034          $44,252,911
Conventional Alt-A                $24,810,189            $73,088,541          $89,069,819         $113,515,915
Conventional Alt-B(1) (2)                   -                      -         $145,403,816         $201,766,096
Express(2)                         $2,222,664             $1,524,941                    -                    -
Government                        $28,014,484            $17,823,996           $5,621,995           $5,040,353
HELOC                                  $4,639                 $3,969                 $210                 $243
SBA                                $5,250,499             $4,992,823           $1,127,875           $1,342,307
Subprime                           $3,795,379             $7,544,466          $18,969,688          $35,631,306
Scratch & Dent(1) (2)                       -                      -          $11,945,372          $12,414,782
________________________________________________________________________________________________________________
Total                             $81,804,642           $136,074,618         $302,730,809         $413,963,913
________________________________________________________________________________________________________________
__________________
(1)  As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories,
     "Conventional Alt-B Mortgage Loans" and "Scratch & Dent Mortgage Loans".  Mortgage loans within these two categories were classified, prior to January 2007, within Aurora's then-existing mortgage loan categories.
     Therefore, the outstanding advances with respect to mortgage loans categorized within a particular category that existed prior to January 2007 may include mortgage loans that, from and after January 2007, are now classified as "Conventional Alt-B Mortgage Loans" or "Scratch & Dent Mortgage Loans".

(2)  As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories,
     "Conventional Alt-B Mortgage Loans" and "Scratch & Dent Mortgage Loans".  All mortgage loans that were classified prior to January 2007 as "Home Express" mortgage loans are from and after January 2007 classified as "Conventional Alt-B Mortgage Loans" or "Scratch & Dent Mortgage Loans".

         Aurora's servicing procedures include collecting and posting payments for each mortgage loan, verifying that payments are made according to the terms of the mortgage note and servicing each mortgage loan in accordance with the terms of the applicable servicing agreement, including through the establishment and use of servicing accounts and escrow accounts.  Aurora also utilizes standardized escrow analysis procedures and employs outside vendors to ensure the appropriate payment of flood and homeowner's insurance and property taxes.  Mortgagors can obtain account information on the phone, including through the use of a voice response unit system, via Aurora's website and in person at certain of Aurora's loan servicing facilities.

         Aurora's servicing procedures have been modified as its mortgage loan portfolio has changed from a portfolio consisting largely of government insured or guaranteed mortgage loans (which are mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or
the Rural Housing and Community Development Service) to a portfolio consisting largely of non-government mortgage loans, such as conventional, conventional Alt-A, conventional Alt-B and subprime mortgage loans.  Included among these changes are a heightened emphasis on Aurora's home retention group, which seeks to mitigate losses on mortgage loans in bankruptcy and foreclosure.  Aurora has placed a special emphasis on servicing subprime mortgage loans with respect to resolution and recovery.  Aurora similarly has emphasized its real-estate owned property management and liquidation processes.

         Aurora generally will be obligated to make Advances and servicing advances to the extent that such
Advances or servicing advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan.  As of December 31, 2005, December
31, 2006, December 31, 2007 and March 31, 2008, Aurora had outstanding Advances and servicing advances of approximately $81,804,642, $136,074,618, $302,730,809 and $413,963,913 respectively.

         The below delinquency, foreclosure and loss experience statistics represent the recent experience of
Aurora. The loans in Aurora's servicing portfolio may differ significantly from the mortgage loans (the "Mortgage
Loans") in any securitization transaction. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the related mortgaged properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

         The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

         When Aurora receives notice that a mortgagor has filed for protection under the provisions of the
Bankruptcy Code, and related rules and regulations promulgated thereunder, Aurora codes and monitors such mortgage loan for the purposes of: avoiding a violation of the automatic stay, protecting mortgage loan assets during all bankruptcy proceedings and managing all bankruptcy timelines.  Related activities include monitoring attorney performance and trustee funds, filing motions for relief of stay and ensuring that funds received are posted according to the bankruptcy plan.

         When a mortgage loan becomes a 'high risk asset' (such as a real-estate owned property, a mortgage loan seized in a drug related or other litigation matter or a mortgage loan being repurchased from a trust fund), a loan level review and analysis is performed to determine the best strategy for resolution.  This review is designed to minimize risk and maximize recovery.  Aurora manages the holding and sale of real-estate owned properties, including determining asset values and executing a market analysis of the property, developing a marketing plan with the goal of maximizing recovery, minimizing property hold time and overseeing third party vendors providing any related functions.  Each real-estate owned property is assigned a team consisting of an asset manager and assistant who creates the marketing plan, develops an initial list price and considers price reductions as necessary and negotiates for the highest and best offer on such property.

Conventional Mortgage Loans

         Except where applicable law or regulation requires otherwise, Aurora services delinquent conventional mortgage loans in accordance with a generally prescribed timeline of activities.  Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors.  This analysis includes items such as a mortgagor's payment history and risk scoring.  The timeline also may be adjusted by Aurora upon the request of a securitization transaction's master servicer or any applicable primary mortgage insurance company.

         Aurora's procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type.  If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora's standard procedures and delinquency timelines.  Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

         All delinquent mortgage loans that are not considered 'high risk assets' are monitored by Aurora's collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency.  Responsibility for actively handling mortgage loans moves to Aurora's late stage mortgage loan collection counselors upon the sixtieth day of delinquency.  Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor's payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted.  Aurora's home retention plan is designed to allow Aurora's workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

         In the first month of delinquency of a conventional mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor's risk scoring and payment history.  Aurora also mails a late charge billing statement and delinquency notice to the mortgagor.  In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora's home retention plan, including options for payment of the delinquent debt.  Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance
company of the delinquency.   Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property.  By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional.  Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company.  Prior to foreclosure, the mortgage loan is referred for review to Aurora's foreclosure committee.

         When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis.  At the same time, Aurora will continue to pursue home retention techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor.  Related activities include referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney's activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

         Throughout the foreclosure process, Aurora acts in accordance with applicable laws.  Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee.  Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer.  Aurora also makes monthly reports to such insurer when applicable.  Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines.  When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties.  The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora's receipt of the proceeds.  A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

         The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to conventional mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                                          Delinquencies and Foreclosures
                                           (Dollars in Millions)(1) (4)

                                                   Conventional

                                              At December 31, 2005                       At December 31, 2006
                                                                  Percent by                                Percent by
                                      Number of     Principal     Principal     Number of     Principal     Principal
                                        Loans        Balance      Balance(3)      Loans        Balance      Balance(3)
_________________________________________________________________________________________________________________________
Total balance of mortgage loans            61,309     $8,880.54                      85,736    $15,353.12
 serviced
Period of delinquency (2)
   30 to 59 days                            1,462       $204.53         2.30%         3,508       $628.01         4.09%
   60 to 89 days                              466        $67.84         0.76%         1,125       $208.45         1.36%
   90 days or more                            609        $81.08         0.91%         1,077       $165.04         1.07%
                                   ______________________________________________________________________________________
Total delinquent loans(2)                   2,537       $353.45         3.98%         5,710     $1,001.50         6.52%
Loans in foreclosure (excluding
 bankruptcies)                              1,044       $153.32         1.73%         2,425       $484.09         3.15%
Loans in bankruptcy                           819        $93.12         1.05%           676        $89.36         0.58%
                                   ______________________________________________________________________________________
Total                                       4,400       $599.89         6.76%         8,811     $1,574.95        10.26%
_________________________________________________________________________________________________________________________

                                             At December 31, 2007(4)                      At March 31, 2008
                                                                    Percent by                                Percent by
                                         Number of   Principal      Principal     Number of     Principal     Principal
                                           Loans      Balance       Balance(3)      Loans        Balance      Balance(3)
                                   ______________________________________________________________________________________
Total balance of mortgage loans        61,237    $14,133.42                      60,590    $14,428.64
 serviced
Period of delinquency (2)
   30 to 59 days                            2,512       $509.56         3.61%         2,136       $459.57         3.19%
   60 to 89 days                            1,032       $214.26         1.52%         1,051       $253.45         1.76%
   90 days or more                            845       $183.14         1.30%           821       $185.05         1.28%
                                   ______________________________________________________________________________________
Total delinquent loans(2)                   4,389       $906.96         6.42%         4,008       $898.08         6.22%
Loans in foreclosure (excluding
 bankruptcies)                              2,349       $539.11         3.81%         3,191       $783.41         5.43%
Loans in bankruptcy                           615        $88.95         0.63%           645       $101.02         0.70%
                                   ______________________________________________________________________________________
Total                                       7,353     $1,535.02        10.86%         7,844     $1,782.51        12.35%
_________________________________________________________________________________________________________________________
_______________________
  (1)Total   portfolio  and  delinquency   information  is  for   conventional   mortgage  loans  only,   excluding
     bankruptcies.  The information in this table reflects the net results of foreclosures  and  liquidations  that
     Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

  (2)The MBS  method  for  conventional  loans is used in  calculation  of  delinquency  percentage.  Under the MBS methodology,  a loan is  considered  delinquent  if any  payment is past due one or more  days.  The period of delinquency  is based  upon the number of days that  payments  are  contractually  past due  (assuming  30-day months).

  (3)Actual  percentages  are utilized in generating this table may not correspond  exactly with total  percentages but due to rounding.

  (4)As of January 2007, Aurora began classifying  residential mortgage loans within two new servicing  categories,
     "Conventional  Alt-B  Mortgage  Loans" and "Scratch & Dent  Mortgage  Loans".  Certain  mortgage  loans within these two categories were  classified,  prior to January 2007, as "Conventional  Mortgage  Loans".  Therefore,
     the delinquency  and  foreclosure  information at or prior to December 31, 2006 with respect to mortgage loans categorized as  "Conventional  Mortgage  Loans" may include  mortgage loans that, from and after January 2007, are now classified as "Conventional Alt-B Mortgage Loans" or "Scratch & Dent Mortgage Loans".

                                              Loan Loss Experience
                                          (Dollars in Millions) (4) (5)

                                                  Conventional

                                                  For the year ended                      For the year ended
                                                 At December 31, 2005                    At December 31, 2006
                                   ______________________________________________________________________________________
              Type of Loan                       Number of      Principal Balance     Number of     Principal Balance
                                                   Loans                                Loans
_________________________________________________________________________________________________________________________
Total Portfolio(1)                                48,053            $7,494.87          72,671          $13,149.81
Net Losses(2) (3)                                    471               $16.03             488              $18.17
Net Losses as a                                                         0.21%                               0.14%
Percentage of Total Portfolio

                                                  For the year ended                 For the quarter ended
                                                At December 31, 2007(5)                At March 31, 2008
                                   ______________________________________________________________________________________
              Type of Loan                       Number of        Principal Balance     Number of     Principal Balance
                                                   Loans                                  Loans
_________________________________________________________________________________________________________________________
Total Portfolio(1)                             56,155           $13,186.04          56,965          $13,708.99
Net Losses(2) (3)                                     496               $23.31             139               $8.91
Net Losses as a                                                          0.18%                               0.06%
Percentage of Total Portfolio
____________________
  (1)"Total Portfolio" is the aggregate principal balance of the securitized  Conventional  mortgage loans on the last day of the period.
  (2)"Net Losses" means Gross Losses minus  Recoveries.  "Gross Losses" are actual losses  incurred on liquidated properties  for each  respective  period.  Gross Losses are  calculated  after  repayment of all  principal, foreclosure  costs,  servicing  fees,  and accrued  interest to the date of  liquidation.  "Recoveries"  are recoveries from liquidation  proceeds,  deficiency  judgments,  and mortgage insurance proceeds.  Net Losses may include gains on individual loans whereby Aurora,  as a servicer,  retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.
  (3)Net Losses includes loans on which the trust  experienced  foreclosure loss or gain. Net Losses are computed on a  loan-by-loan  basis and are reported  with respect to the period in which the loan is  liquidated.  If additional  costs are incurred or recoveries are received after the end of the period,  then the amounts are adjusted with respect to the period in which the related loan was  liquidated.  Accordingly,  the Net Losses reported in the table may change in future periods.
  (4)The information in this table reflects the net results of  foreclosures  and  liquidations  that Aurora Loan
     Services LLC as primary servicer has reported and remitted to the applicable master servicer.
  (5)As of  January  2007,  Aurora  began  classifying  residential  mortgage  loans  within  two  new  servicing categories,  "Conventional  Alt-B  Mortgage  Loans" and "Scratch & Dent Mortgage  Loans".  Certain  mortgage loans  within these two  categories  were  classified,  prior to January  2007,  as  "Conventional  Mortgage
     Loans".  Therefore,  the loan loss  information  at or prior to December  31, 2006 with  respect to mortgage loans  categorized as "Conventional  Mortgage Loans" may include mortgage loans that, from and after January
     2007, are now classified as "Conventional Alt-B Mortgage Loans" or "Scratch & Dent Mortgage Loans".

Conventional Alt-A Mortgage Loans

         Except where applicable law or regulation requires otherwise, Aurora services delinquent Alt-A mortgage loans in accordance with a generally prescribed timeline of activities.  Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors.  This analysis includes items such as a mortgagor's payment history and risk scoring.  The timeline also may be adjusted by Aurora upon the request of a securitization transaction's master servicer or any applicable primary mortgage insurance company.

         Aurora's procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type.  If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora's standard procedures and delinquency timelines.  Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

         All delinquent mortgage loans that are not considered 'high risk assets' are monitored by Aurora's collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency.  Responsibility for actively handling mortgage loans moves to Aurora's late stage mortgage loan collection counselors upon the sixtieth day of delinquency.  Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor's payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted.  Aurora's home retention plan is designed to allow Aurora's workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

         In the first month of delinquency of an Alt-A mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor's risk scoring and payment history.  Aurora also mails a late charge billing statement and delinquency notice to the mortgagor.  In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora's home retention plan, including options for payment of the delinquent debt.  Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of
the delinquency.   Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property.  By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional.
Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company.  Prior to foreclosure, the mortgage loan is referred for review to Aurora's foreclosure committee.

         When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis.  At the same time, Aurora will continue to pursue home retention techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor.  Related activities include referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney's activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

         Throughout the foreclosure process, Aurora acts in accordance with applicable laws.  Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee.  Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer.  Aurora also makes monthly reports to such insurer when applicable.  Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines.  When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties.  The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora's receipt of the proceeds.  A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

         The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to Alt-A mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                                          Delinquencies and Foreclosures
                                           (Dollars in Millions)(1) (4)

                                                Conventional Alt-A

                                              At December 31, 2005                       At December 31, 2006
_________________________________________________________________________________________________________________________
                                                                  Percent by                                Percent by
                                      Number of     Principal     Principal     Number of     Principal     Principal
                                        Loans        Balance      Balance(3)      Loans        Balance      Balance(3)
_________________________________________________________________________________________________________________________
Total balance of mortgage loans           261,125    $62,066.75                     306,127    $73,590.40
 serviced
Period of delinquency (2)
   30 to 59 days                            2,789       $680.66         1.10%         6,367     $1,575.58         2.14%
   60 to 89 days                              604       $149.13         0.24%         1,585       $386.42         0.53%
   90 days or more                            363        $87.64         0.14%         1,025       $270.41         0.37%
                                   ______________________________________________________________________________________
Total delinquent loans(2)                   3,756       $917.43         1.48%         8,977     $2,232.41         3.03%
Loans in foreclosure (excluding
 bankruptcies)                                649       $174.28         0.28%         2,633       $701.56         0.95%
Loans in bankruptcy                           727       $148.20         0.24%           638       $134.70         0.18%
                                   ______________________________________________________________________________________
Total                                       5,132     $1,239.91         2.00%        12,248     $3,068.67         4.17%
_________________________________________________________________________________________________________________________

                                             At December 31, 2007(4)                      At March 31, 2008
                                                                  Percent by                                Percent by
                                      Number of     Principal     Principal     Number of     Principal     Principal
                                        Loans        Balance      Balance(3)      Loans        Balance      Balance(3)
_________________________________________________________________________________________________________________________
Total balance of mortgage loans           266,661    $68,814.52                     259,921    $67,295.75
 serviced
Period of delinquency (2)
   30 to 59 days                            7,590     $2,037.60         2.96%         6,971     $1,890.39         2.81%
   60 to 89 days                            3,556     $1,021.03         1.48%         3,812     $1,079.60         1.60%
   90 days or more                          3,007       $804.76         1.17%         3,624       $916.55         1.36%
                                   ______________________________________________________________________________________
Total delinquent loans(2)                  14,153     $3,863.39         5.61%        14,407     $3,886.54         5.78%
Loans in foreclosure (excluding
 bankruptcies)                              7,436     $2,417.60         3.51%        11,637     $3,800.17         5.65%
Loans in bankruptcy                         1,007       $248.56         0.36%         1,283       $330.61         0.49%
                                   ______________________________________________________________________________________
Total                                      22,596     $6,529.55         9.48%        27,327     $8,017.31        11.91%
_________________________________________________________________________________________________________________________
_______________________
  (1)Total  portfolio  and  delinquency  information  is for  conventional  Alt-A  mortgage  loans only,  excluding bankruptcies.  The information in this table reflects the net results of foreclosures  and  liquidations  that
     Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

  (2)The MBS  method  for  conventional  loans is used in  calculation  of  delinquency  percentage.  Under the MBS methodology,  a loan is  considered  delinquent  if any  payment is past due one or more  days.  The period of delinquency  is based  upon the number of days that  payments  are  contractually  past due  (assuming  30-day months).

  (3)Actual  percentages  are utilized in generating this table may not correspond  exactly with total  percentages but due to rounding.

  (4)As of January 2007, Aurora began classifying  residential mortgage loans within two new servicing  categories,
     "Conventional  Alt-B  Mortgage  Loans" and "Scratch & Dent  Mortgage  Loans".  Certain  mortgage  loans within these two  categories  were  classified,  prior to January  2007,  as  "Conventional  Alt-A  Mortgage  Loans".
     Therefore,  the  delinquency  and  foreclosure  information  at or prior to December  31, 2006 with respect to mortgage loans  categorized as  "Conventional  Alt-A Mortgage Loans" may include mortgage loans that, from and after January 2007, are now  classified as  "Conventional  Alt-B  Mortgage  Loans" or "Scratch & Dent Mortgage
     Loans".

                                          Loan Loss Experience
                                      (Dollars in Millions) (4) (5)

                                           Conventional Alt-A

                                               For the year ended              For the year ended
                                              At December 31, 2005            At December 31, 2006
____________________________________________________________________________________________________________
              Type of Loan                 Number of       Principal        Number of       Principal
                                             Loans          Balance           Loans          Balance
_____________________________________________________________________________________________________________
Total Portfolio(1)                           236,824      $56,571.95          288,457      $69,608.14
Net Losses(2) (3)                                165          $14.85              400          $17.34
Net Losses as a                                                 0.03%                            0.02%
Percentage of Total Portfolio

                                               For the year ended             For the quarter ended
                                            At December 31, 2007(5)             At March 31, 2008
____________________________________________________________________________________________________________
              Type of Loan                 Number of       Principal        Number of       Principal
                                             Loans          Balance           Loans          Balance
____________________________________________________________________________________________________________
Total Portfolio(1)                           254,393      $66,509.18          246,529      $64,691.33
Net Losses(2) (3)                                474          $23.22              231          $14.67
Net Losses as a                                                 0.03%                            0.02%
Percentage of Total Portfolio
____________________
  (1)"Total Portfolio" is the aggregate principal balance of the securitized  Conventional Alt-A mortgage loans on the last day of the period.
  (2)"Net Losses"  means Gross Losses minus  Recoveries.  "Gross  Losses" are actual  losses  incurred on liquidated  properties for each respective  period.  Gross Losses are calculated  after repayment of
     all  principal,   foreclosure   costs,   servicing  fees,  and  accrued  interest  to  the  date  of liquidation.  "Recoveries"  are recoveries from  liquidation  proceeds,  deficiency  judgments,  and mortgage insurance  proceeds.  Net Losses may include gains on individual loans whereby Aurora, as a servicer,  retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.
  (3)Net Losses includes loans on which the trust  experienced  foreclosure  loss or gain. Net Losses are computed on a  loan-by-loan  basis and are reported  with respect to the period in which the loan is liquidated.  If  additional  costs are  incurred or  recoveries  are  received  after the end of the period,  then the  amounts are  adjusted  with  respect to the period in which the related  loan was liquidated.  Accordingly, the Net Losses reported in the table may change in future periods.
  (4)The information in this table reflects the net results of foreclosures and liquidations  that Aurora
     Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.
  (5)As of  January  2007,  Aurora  began  classifying  residential  mortgage  loans  within  two new servicing  categories,  "Conventional  Alt-B  Mortgage  Loans" and "Scratch & Dent Mortgage  Loans".
     Certain  mortgage  loans within these two  categories  were  classified,  prior to January  2007, as
     "Conventional  Alt-A Mortgage Loans".  Therefore,  the loan loss information at or prior to December
     31, 2006 with respect to mortgage loans  categorized  as  "Conventional  Alt-A  Mortgage  Loans" may include mortgage loans that, from and after January 2007, are now classified as "Conventional  Alt-B
     Mortgage Loans" or "Scratch & Dent Mortgage Loans".

Conventional Alt-B Mortgage Loans

         Except where applicable law or regulation requires otherwise, Aurora services delinquent Alt-B mortgage loans in accordance with a generally prescribed timeline of activities.  Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors.  This analysis includes items such as a mortgagor's payment history and risk scoring.  The timeline also may be adjusted by Aurora upon the request of a securitization transaction's master servicer or any applicable primary mortgage insurance company.

         Aurora's procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type.  If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora's standard procedures and delinquency timelines.  Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

         All delinquent mortgage loans that are not considered 'high risk assets' are monitored by Aurora's collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency.  Responsibility for actively handling mortgage loans moves to Aurora's late stage mortgage loan collection counselors upon the sixtieth day of delinquency.  Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor's payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted.  Aurora's home retention plan is designed to allow Aurora's workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

         In the first month of delinquency of an Alt-B mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor's risk scoring and payment history.  Aurora also mails a late charge billing statement and delinquency notice to the mortgagor.  In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora's home retention plan, including options for payment of the delinquent debt.  Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of
the delinquency.   Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property.  By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional.
Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company.  Prior to foreclosure, the mortgage loan is referred for review to Aurora's foreclosure committee.

         When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis.  At the same time, Aurora will continue to pursue home retention techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor.  Related activities include referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney's activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

         Throughout the foreclosure process, Aurora acts in accordance with applicable laws.  Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee.  Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer.  Aurora also makes monthly reports to such insurer when applicable.  Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines.  When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties.  The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora's receipt of the proceeds.  A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

         The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to Alt-B mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                                          Delinquencies and Foreclosures
                                             (Dollars in Millions)(1)

                                                Conventional Alt-B

                              At December 31, 2007               At March 31, 2008
_________________________________________________________________________________________
                                          Percent                           Percent
                   Number                   by       Number                    by
                     of      Principal   Principal     of      Principal   Principal
                   Loans      Balance    Balance(3)   Loans     Balance    Balance(3)
_________________________________________________________________________________________
Total balance      150,619   $27,791.19               144,621  $26,760.90
of mortgage
loans serviced
Period of
delinquency
(2)
_________________________________________________________________________________________
   30 to 59
days                 8,848    $1,754.86      6.31%      7,591   $1,509.62       5.64%
   60 to 89
days                 4,814    $1,013.61      3.65%      4,459     $959.95       3.59%
   90 days or
more                 7,262    $1,190.53      4.28%      7,097   $1,081.10       4.04%
_________________________________________________________________________________________
Total               20,924    $3,959.00     14.25%     19,147   $3,550.67      13.27%
delinquent
loans(2)
Loans in
foreclosure
(excluding
 bankruptcies)      11,686    $3,195.25     11.50%     16,619   $4,452.01      16.64%
Loans in
bankruptcy           1,400      $259.03      0.93%      1,751     $335.29       1.25%
_________________________________________________________________________________________
Total               34,010    $7,413.28     26.67%     37,517   $8,337.97      31.16%
_________________________________________________________________________________________

_______________________
  (1)Total  portfolio  and  delinquency  information  is for  conventional  Alt-B  mortgage  loans only,  excluding bankruptcies.  The information in this table reflects the net results of foreclosures  and  liquidations  that
     Aurora Loan  Services LLC as primary  servicer has reported and remitted to the  applicable  master  servicer.
     As of January 2007,  Aurora began  classifying  certain  residential  mortgage  loans as  "Conventional  Alt-B
     Mortgage  Loans".  Mortgage  loans  within  this  category  were  classified,  prior to January  2007,  within
     Aurora's then-existing mortgage loan categories.

  (2)The MBS  method  for  conventional  loans is used in  calculation  of  delinquency  percentage.  Under the MBS methodology,  a loan is  considered  delinquent  if any  payment is past due one or more  days.  The period of delinquency  is based  upon the number of days that  payments  are  contractually  past due  (assuming  30-day months).

  (3)Actual  percentages  are utilized in generating this table may not correspond  exactly with total  percentages but due to rounding.

  (7)

                                                Loan Loss Experience
                                               (Dollars in Millions) (4)

                                                 Conventional Alt-B

                                               For the year ended             For the quarter ended
                                              At December 31, 2007              At March 31, 2008
____________________________________________________________________________________________________________
              Type of Loan                     Number of       Principal         Number of      Principal
                                                 Loans          Balance           Loans          Balance
____________________________________________________________________________________________________________
Total Portfolio(1)                               132,934      $25,884.07          127,687      $24,870.11
Net Losses(2) (3)                                  1,061          $54.83              562          $38.58
Net Losses as a                                                    0.21%                            0.16%
Percentage of Total Portfolio

  _________________________
  (1)"Total Portfolio" is the aggregate  principal balance of the securitized  Conventional Alt-B mortgage loans on the last day of the period.
  (2)"Net Losses" means Gross Losses minus  Recoveries.  "Gross  Losses" are actual  losses  incurred on liquidated properties  for each  respective  period.  Gross  Losses are  calculated  after  repayment  of all  principal, foreclosure  costs,  servicing  fees,  and  accrued  interest  to the date of  liquidation.  "Recoveries"  are recoveries from liquidation proceeds,  deficiency judgments,  and mortgage insurance proceeds.  Net Losses may include  gains on  individual  loans  whereby  Aurora,  as a servicer,  retained the excess  proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.
  (3)Net Losses  includes loans on which the trust  experienced  foreclosure  loss or gain. Net Losses are computed on a  loan-by-loan  basis and are  reported  with  respect to the period in which the loan is  liquidated.  If additional  costs are incurred or recoveries  are received  after the end of the period,  then the amounts are adjusted  with respect to the period in which the related  loan was  liquidated.  Accordingly,  the Net Losses reported in the table may change in future periods.
  (4)The  information  in this table reflects the net results of  foreclosures  and  liquidations  that Aurora Loan
     Services LLC as primary servicer has reported and remitted to the applicable  master  servicer.  As of January
     2007,  Aurora began classifying  certain  residential  mortgage loans as "Conventional  Alt-B Mortgage Loans".
     Mortgage loans within this category were  classified,  prior to January 2007,  within  Aurora's  then-existing mortgage loan categories.

Subprime Mortgage Loans

         Except where applicable law or regulation requires otherwise, Aurora services delinquent subprime mortgage loans in accordance with a generally prescribed timeline of activities.  Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors.  This analysis includes items such as a mortgagor's payment history and risk scoring.  The timeline also may be adjusted by Aurora upon the request of a securitization transaction's master servicer or any applicable primary mortgage insurance company.

         Aurora's procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type.  If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora's standard procedures and delinquency timelines.  Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

         All delinquent mortgage loans that are not considered 'high risk assets' are monitored by Aurora's collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency.  Responsibility for actively handling mortgage loans moves to Aurora's late stage mortgage loan collection counselors upon the sixtieth day of delinquency.  Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor's payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted.  Aurora's home retention plan is designed to allow Aurora's workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

         In the first month of delinquency of a subprime mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor's risk scoring and payment history.  Aurora also mails a late charge billing statement and delinquency notice to the mortgagor.  In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora's home retention plan, including options for payment of the delinquent debt.  Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of
the delinquency.   Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property.  By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional.
Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company.  Prior to foreclosure, the mortgage loan is referred for review to Aurora's foreclosure committee or, in securitization transactions that have third party special servicers,  the mortgage loan is referred, instead, to such third party for future servicing.

         When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis.  At the same time, Aurora will continue to pursue home retention techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor.  Related activities include referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney's activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

         Throughout the foreclosure process, Aurora acts in accordance with applicable laws.  Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee.  Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer.  Aurora also makes monthly reports to such insurer when applicable.  Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines.  When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties.  The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora's receipt of the proceeds.  A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

         The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to subprime mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                                          Delinquencies and Foreclosures
                                           (Dollars in Millions)(1) (4)

                                                     Subprime

                                              At December 31, 2005                       At December 31, 2006
________________________________________________________________________________________________________________________
                                                                  Percent by                                Percent by
                                      Number of     Principal     Principal     Number of     Principal     Principal
                                        Loans        Balance      Balance(3)      Loans        Balance      Balance(3)
________________________________________________________________________________________________________________________
Total balance of mortgage loans             7,443     $1,267.31                      10,749     $1,943.06
 serviced
Period of delinquency (3)
   30 to 59 days                              190        $29.20         2.30%           367        $73.62         3.79%
   60 to 89 days                               70        $10.88         0.86%           162        $36.65         1.89%
   90 days or more                             87        $11.74         0.93%            75         $9.68         0.50%
                                          _______________________________________________________________________________
Total delinquent loans(3)                     347        $51.81         4.09%           604       $119.95         6.17%
Loans in foreclosure (excluding
 bankruptcies)                                200        $28.88         2.28%           388        $79.30         4.08%
Loans in bankruptcy                           186        $16.48         1.30%           146        $16.13         0.83%
                                          _______________________________________________________________________________
Total                                         733        $97.17         7.67%         1,138       $215.38        11.08%
                                          _______________________________________________________________________________

                                             At December 31, 2007(4)                      At March 31, 2008
                                                                  Percent by                                Percent by
                                      Number of     Principal     Principal     Number of     Principal     Principal
                                        Loans        Balance      Balance(3)      Loans        Balance      Balance(3)
________________________________________________________________________________________________________________________
Total balance of mortgage loans            12,724     $2,049.75                      11,015     $1,809.76
 serviced
Period of delinquency (2)
   30 to 59 days                              624       $109.36         5.34%           473        $84.91         4.69%
   60 to 89 days                              351        $70.58         3.44%           307        $62.65         3.46%
   90 days or more                            556        $64.02         3.12%           533        $61.18         3.38%
                                          _______________________________________________________________________________
Total delinquent loans(2)                   1,531       $243.96        11.90%         1,313       $208.74        11.53%
Loans in foreclosure (excluding
 bankruptcies)                              1,379       $343.75        16.77%         1,707       $417.84        23.09%
Loans in bankruptcy                           279        $42.85         2.09%           273        $41.52         2.29%
                                          _______________________________________________________________________________
Total                                       3,189       $630.56        30.76%         3,293       $668.10        36.92%
________________________________________________________________________________________________________________________
_______________________
  (1)Total  portfolio and  delinquency  information is for subprime  mortgage loans only,  excluding  bankruptcies.
     The  information  in this table reflects the net results of  foreclosures  and  liquidations  that Aurora Loan
     Services LLC as primary servicer has reported and remitted to the applicable master servicer.
  (2)The  ABS  method  for  subprime  loans  is  used in  calculation  of  delinquency  percentage.  Under  the ABS methodology,  a loan is  considered  delinquent  if any  payment  is past due 30 days or more.  The  period of delinquency  is based  upon the number of days that  payments  are  contractually  past due  (assuming  30-day months).  Consequently,  under  the ABS  methodology,  a loan due on the  first  day of a month is not 30 days delinquent until the first day of the next month.
  (3)Actual  percentages  are utilized in generating this table may not correspond  exactly with total  percentages but due to rounding.

  (4)As of January 2007, Aurora began classifying  residential mortgage loans within two new servicing  categories,
     "Conventional  Alt-B  Mortgage  Loans" and "Scratch & Dent  Mortgage  Loans".  Certain  mortgage  loans within these two categories were  classified,  prior to January 2007, as "Subprime  Mortgage Loans".  Therefore,  the
     delinquency  and  foreclosure  information  at or prior to December  31, 2006 with  respect to mortgage  loans categorized as "Subprime  Mortgage  Loans" may include  mortgage loans that,  from and after January 2007, are now classified as "Conventional Alt-B Mortgage Loans" or "Scratch & Dent Mortgage Loans".

                                          Loan Loss Experience
                                      (Dollars in Millions)(4) (5)

                                                Subprime

                                                For the year ended              For the year ended
                                               At December 31, 2005            At December 31, 2006
_______________________________________________________________________________________________________________
              Type of Loan                      Number of       Principal        Number of       Principal
                                                  Loans          Balance           Loans          Balance
_______________________________________________________________________________________________________________
Total Portfolio(1)                                 6,869       $1,196.26            8,879       $1,589.47
Net Losses(2) (3)                                     77           $2.20               94           $3.09
Net Losses as a                                                    0.18%                            0.19%
Percentage of Total Portfolio

                                                For the year ended             For the quarter ended
                                             At December 31, 2007(5)             At March 31, 2008
_______________________________________________________________________________________________________________
              Type of Loan                     Number of       Principal        Number of       Principal
                                                  Loans          Balance           Loans          Balance
_______________________________________________________________________________________________________________
Total Portfolio(1)                                11,056       $1,848.58            9,681       $1,670.81
Net Losses(2) (3)                                    245          $12.54               92           $7.39
Net Losses as a                                                    0.68%                            0.44%
Percentage of Total Portfolio
____________________
(1)  "Total Portfolio" is the aggregate  principal balance of the securitized  Subprime mortgage loans on the last day of the period.
(2)  "Net Losses"  means Gross Losses minus  Recoveries.  "Gross  Losses" are actual  losses  incurred on liquidated  properties for each respective  period.  Gross Losses are calculated  after repayment of
     all  principal,   foreclosure   costs,   servicing  fees,  and  accrued  interest  to  the  date  of liquidation.  "Recoveries"  are recoveries from  liquidation  proceeds,  deficiency  judgments,  and mortgage insurance  proceeds.  Net Losses may include gains on individual loans whereby Aurora, as a servicer,  retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.
(3)  Net Losses includes loans on which the trust  experienced  foreclosure  loss or gain. Net Losses are computed on a  loan-by-loan  basis and are reported  with respect to the period in which the loan is liquidated.  If  additional  costs are  incurred or  recoveries  are  received  after the end of the period,  then the  amounts are  adjusted  with  respect to the period in which the related  loan was liquidated.  Accordingly, the Net Losses reported in the table may change in future periods.
(4)  The information in this table reflects the net results of foreclosures and liquidations  that Aurora
     Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.
(5)  As of January 2007,  Aurora began  classifying  residential  mortgage loans within two new servicing categories,  "Conventional  Alt-B  Mortgage  Loans" and  "Scratch & Dent  Mortgage  Loans".  Certain
     mortgage  loans within these two  categories  were  classified,  prior to January 2007, as "Subprime
     Mortgage  Loans".  Therefore,  the loan  loss  information  at or prior to  December  31,  2006 with respect to mortgage loans categorized as "Subprime  Mortgage Loans" may include mortgage loans that, from and after January 2007, are now classified as  "Conventional  Alt-B Mortgage Loans" or "Scratch
     & Dent Mortgage Loans".

              10. The information  under the section  entitled "Legal  Proceedings" on page S-103 of the Prospectus
                  Supplement is hereby deleted and replaced with the following:

         There are no material pending legal or other proceedings involving the mortgage loans or Residential
Funding Company, LLC, as sponsor, Residential Accredit Loans, Inc. as depositor, RALI Series 2007-QH6 Trust as the issuing entity, or other parties described in Item 1117 of Regulation AB that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

         Residential Funding Company, LLC is currently a party to various legal proceedings arising from time to time in the ordinary course of its business, some of which purport to be class actions.  Based on information currently available, it is the opinion of Residential Funding Company, LLC that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on its ability to perform its obligations in relation to the mortgage loans.  No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding Company, LLC.  Any such unfavorable outcome could adversely affect the ability of Residential Funding Company, LLC to perform its duties with respect to the mortgage loans.

         Among the legal proceedings to which Residential Funding Company, LLC is a party is a class action lawsuit that was filed against a lender (Mortgage Capital Resources Corporation), Residential Funding Company,
LLC and other parties in state court in Kansas City, Missouri. Plaintiffs asserted violations of the Missouri
Second Mortgage Loan Act ("SMLA"), Mo.R.S. Section 408.233, based on the lender's charging or contracting for payment of allegedly unlawful closing costs and fees. The relief sought included a refund of all allegedly illegal fees, the refund of interest paid, and the discounted present value of interest to be paid in the future on active mortgage loans. The plaintiffs also sought prejudgment interest and punitive damages.

         Residential Funding Company, LLC is an assignee of some of the mortgage loans in question. The plaintiffs contended that Residential Funding Company, LLC is strictly liable for the lender's alleged SMLA violations pursuant to the assignee provisions of the Home Ownership and Equity Protection Act of 1994 ("HOEPA"),
15 U.S.C. Section 1641(d)(1). Residential Funding Company, LLC terminated its relationship with the lender in early May 2000.

         In connection with that proceeding, on January 4, 2008, a verdict was returned that Residential Funding
Company, LLC pay $4.33 million in actual damages and $92 million in punitive damages.  RFC intends to appeal and vigorously contest the punitive damage award. However, even if the punitive damage award is not reduced upon appeal, Residential Funding Company, LLC's management believes that any liability with respect to this proceeding would not have a material adverse effect on investors in the offered certificates.

              11. The monthly  statement  to  certificateholders  that  relates to the April 25, 2008  distribution
                  date  is  attached  to  this  supplement  as  Annex  I.  Investors   should  note  the  following
                  information that is contained in that monthly statement:

         •    As of  April  25,  2008,  approximately  4.0% of the  mortgage  loans  by  principal  balance  (after deducting  payments of principal  due during April 2008) are  currently 30 to 59 days  delinquent  in payment of principal and interest.

         •    As of  April  25,  2008,  approximately  2.4% of the  mortgage  loans  by  principal  balance  (after deducting  payments of principal  due during April 2008) are  currently 60 to 89 days  delinquent  in payment of principal and interest.

         •    As of  April  25,  2008,  approximately  4.7% of the  mortgage  loans  by  principal  balance  (after deducting  payments of principal due during April 2008) are  currently 90 days or more  delinquent in payment of principal and interest.

         •    As of April 25,  2008,  the  cumulative  amount of realized  losses on the  mortgage  loans since the cut-off  date was equal to  approximately  0.1% of the  aggregate  principal  balance of the mortgage loans as of the cut-off date.

         For a description of the methodology used to categorize mortgage loans as delinquent, see "Description of the Mortgage Pool––Static Pool Information" in the Prospectus Supplement.

                             _________________________________________________________

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and the prospectus.

         Dealers will be required to deliver a supplement, a prospectus supplement and a prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions.
In addition, for ninety days following the date of this supplement, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, a prospectus supplement and a prospectus.

                                               Goldman, Sachs & Co.
                                                    Underwriter

ANNEX I APRIL 2008 MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Statement to Certificateholder
REVISED

	Distribution Information		Deal Information

	1. Distribution Summary		Deal Name:	Residential Accredit Loans Inc, 2007-QH6

	2. Factor Summary		Asset Type:	Mortgage Asset-Backed Pass-Through Certificates

	3. Components Information	(Not Applicable)
			Closing Date:	06/28/2007
4. Interest Summary

			First Distribution Date:	07/25/2007

5. Other Income Detail
			Determination Date:	04/23/2008

	6. Interest Shortfalls, Compensation and Expenses		Distribution Date:	04/25/2008

Record Date:
7. Prepayment Interest and Basis Risk/Net WAC Shortfall Amounts
			Book-Entry:	04/24/2008

	8. Collateral Summary		Definitive:	03/31/2008

9. Repurchase Information

10. Loan Status Report (Delinquencies)
			Trustee:	Deutsche Bank Trust Company Americas
11. Deal Delinquencies (30 Day Buckets)

			Main Telephone:	714-247-6000
12. Loss Mitigation and Servicing Modifications

GMAC-RFC
13. Losses and Recoveries

			Bond Administrator:	Nicholas Gisler
14. Credit Enhancement Report

			Telephone:	818-260-1628
	15. Distribution Percentages	(Not Applicable)

			Pool(s) :	40545
16. Overcollateralization Summary

17. Excess Cash Flow, Overcollateralization Provisions and Derivative Amounts

18. Performance Tests

	19. Lender Paid Mortgage Insurance	(Not Applicable)

20. Comments

05/15/2008	12:40:00PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors			Page 1 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

April 25, 2008

1. Distribution Summary

Class	CUSIP	Original Face Value	Beginning Notional / Principal Balance	Pass - Through Rate	Principal Distribution	Interest Distribution	Total Distribution (3) + (4) = (5)	Principal Loss	Interest Loss	Deferred Interest	Ending Notional/ Principal Balance (1)-(3)-(6)+(8)=(9)

			(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)

A-1	74922AAA5	336,244,000.00	329,363,912.39	2.78875000	1,405,951.60	790,942.28	2,196,893.88	0.00	0.00	0.00	327,957,960.79

A-2	74922AAB3	140,102,000.00	137,235,290.01	2.82875000	585,814.56	334,287.06	920,101.62	0.00	0.00	0.00	136,649,475.45

A-3	74922AAC1	84,062,000.00	82,341,957.64	2.88875000	351,492.08	204,828.48	556,320.56	0.00	0.00	0.00	81,990,465.56

M-1	74922AAD9	10,500,000.00	10,500,000.00	2.99875000	0.00	27,113.70	27,113.70	0.00	0.00	0.00	10,500,000.00

M-2	74922AAE7	7,200,000.00	7,200,000.00	3.04875000	0.00	18,902.25	18,902.25	0.00	0.00	0.00	7,200,000.00

M-3	74922AAF4	3,000,000.00	3,000,000.00	3.34875000	0.00	8,650.94	8,650.94	0.00	0.00	0.00	3,000,000.00

M-4	74922AAG2	3,000,000.00	3,000,000.00	3.74875000	0.00	9,684.27	9,684.27	0.00	0.00	0.00	3,000,000.00

M-5	74922AAH0	4,200,000.00	4,200,000.00	4.14875000	0.00	15,004.65	15,004.65	0.00	0.00	0.00	4,200,000.00

M-6	74922AAJ6	3,000,000.00	3,000,000.00	4.59529012	0.00	11,880.10	11,880.10	0.00	0.00	0.00	3,000,000.00

M-7	74922AAK3	2,100,000.00	2,100,000.00	4.59529012	0.00	8,316.07	8,316.07	0.00	0.00	0.00	2,100,000.00

M-8	74922AAL1	1,800,000.00	1,800,000.00	4.59529012	0.00	7,128.06	7,128.06	0.00	0.00	0.00	1,800,000.00

B	74922AAR8	1,800,000.00	1,800,000.00	4.59529012	0.00	7,128.06	7,128.06	0.00	0.00	0.00	1,800,000.00

SB	74922AAS6	3,000,792.26	3,000,043.96	0.00000000	0.00	910,698.62	910,698.62	0.00	0.00	0.00	3,000,043.96

R-I	74922AAM9	0.00	0.00	0.00000000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

R-II	74922AAN7	0.00	0.00	0.00000000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

R-III	74922AAP2	0.00	0.00	0.00000000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

R-X	74922AAQ0	0.00	0.00	0.00000000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Totals		600,008,792.26	588,541,204.00		2,343,258.24	2,354,564.54	4,697,822.78	0.00	0.00	0.00	586,197,945.76

05/15/2008	12:40:00PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 2 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

April 25, 2008

2. Factor Summary
Amount /Original Amount per $1000 unit)

Class		CUSIP	Beginning Notional/ Principal Balance Factor	Principal Distribution Factor	Interest Distribution Factor	Total Distribution Factor	Deferred Interest Factor	Interest Shortfall Factor	Ending Notional/ Principal Balance Factor

A-1		74922AAA5	979.53840779	4.18134331	2.35228667	6.53362998	0.00000000	0.00000000	975.35706448

A-2		74922AAB3	979.53840780	4.18134331	2.38602632	6.56736963	0.00000000	0.00000000	975.35706450

A-3		74922AAC1	979.53840784	4.18134329	2.43663582	6.61797911	0.00000000	0.00000000	975.35706455

M-1		74922AAD9	1,000.00000000	0.00000000	2.58225714	2.58225714	0.00000000	0.00000000	1,000.00000000

M-2		74922AAE7	1,000.00000000	0.00000000	2.62531250	2.62531250	0.00000000	0.00000000	1,000.00000000

M-3		74922AAF4	1,000.00000000	0.00000000	2.88364667	2.88364667	0.00000000	0.00000000	1,000.00000000

M-4		74922AAG2	1,000.00000000	0.00000000	3.22809000	3.22809000	0.00000000	0.00000000	1,000.00000000

M-5		74922AAH0	1,000.00000000	0.00000000	3.57253571	3.57253571	0.00000000	0.00000000	1,000.00000000

M-6		74922AAJ6	1,000.00000000	0.00000000	3.96003333	3.96003333	0.00000000	0.00000000	1,000.00000000

M-7		74922AAK3	1,000.00000000	0.00000000	3.96003333	3.96003333	0.00000000	0.00000000	1,000.00000000

M-8		74922AAL1	1,000.00000000	0.00000000	3.96003333	3.96003333	0.00000000	0.00000000	1,000.00000000

B		74922AAR8	1,000.00000000	0.00000000	3.96003333	3.96003333	0.00000000	0.00000000	1,000.00000000

SB	1	74922AAS6

R-I		74922AAM9	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

R-II		74922AAN7	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

R-III		74922AAP2	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

R-X		74922AAQ0	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

1	Factors not reported for OC Classes

Deal Factor :	97.69822598%

05/15/2008	12:40:00PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 3 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

April 25, 2008

4. Interest Summary
The following section only reports information for classes that have accrued interest for this distribution.

Class	Accrual Period		Accrual Methodology	Beginning Notional/Principal Balance	Pass- Through Rate	Optimal Interest	Interest Loss	Deferred Interest	Interest Shortfall Amount	Other Income	Interest Distribution (1)-(2)-(3)- (4)+(5)=(6)	Accrued Certificate Interest Remaining Unpaid

	Start	End				(1)	(2)	(3)	(4)	(5)	(6)
A-1	03/25/2008	04/24/2008	Actual/360	329,363,912.39	2.78875000	790,942.28	0.00	0.00	0.00	0.00	790,942.28	0.00

A-2	03/25/2008	04/24/2008	Actual/360	137,235,290.01	2.82875000	334,287.06	0.00	0.00	0.00	0.00	334,287.06	0.00

A-3	03/25/2008	04/24/2008	Actual/360	82,341,957.64	2.88875000	204,828.48	0.00	0.00	0.00	0.00	204,828.48	0.00

M-1	03/25/2008	04/24/2008	Actual/360	10,500,000.00	2.99875000	27,113.70	0.00	0.00	0.00	0.00	27,113.70	0.00

M-2	03/25/2008	04/24/2008	Actual/360	7,200,000.00	3.04875000	18,902.25	0.00	0.00	0.00	0.00	18,902.25	0.00

M-3	03/25/2008	04/24/2008	Actual/360	3,000,000.00	3.34875000	8,650.94	0.00	0.00	0.00	0.00	8,650.94	0.00

M-4	03/25/2008	04/24/2008	Actual/360	3,000,000.00	3.74875000	9,684.27	0.00	0.00	0.00	0.00	9,684.27	0.00

M-5	03/25/2008	04/24/2008	Actual/360	4,200,000.00	4.14875000	15,004.65	0.00	0.00	0.00	0.00	15,004.65	0.00

M-6	03/25/2008	04/24/2008	Actual/360	3,000,000.00	4.59529012	11,880.10	0.00	0.00	0.00	0.00	11,880.10	0.00

M-7	03/25/2008	04/24/2008	Actual/360	2,100,000.00	4.59529012	8,316.07	0.00	0.00	0.00	0.00	8,316.07	0.00

M-8	03/25/2008	04/24/2008	Actual/360	1,800,000.00	4.59529012	7,128.06	0.00	0.00	0.00	0.00	7,128.06	0.00

B	03/25/2008	04/24/2008	Actual/360	1,800,000.00	4.59529012	7,128.06	0.00	0.00	0.00	0.00	7,128.06	0.00

SB	03/01/2008	03/31/2008	30/360	3,000,043.96	0.00000000	0.00	0.00	0.00	0.00	910,698.62	910,698.62	0.00

Deal Totals				588,541,204.00		1,443,865.92	0.00	0.00	0.00	910,698.62	2,354,564.54	0.00

Current Index Rates

Index Type	Rate	Classes

BTLIB TEL 25 -2BD	2.59875000	A-1, A-2, A-3, M-2, M-4, M-6, M-8, B, M-7, M-5, M-3, M-1

5. Other Income Detail

Class	Prepayment Charges	Remaining Excess Cash Flow and OC Release Amount	Other Income Distribution

	(1)	(2)	(1) + (2) = (3)
SB
	100,567.28	810,131.34	910,698.62

Deal Totals	100,567.28	810,131.34	910,698.62

05/15/2008	12:40:00PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 4 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

April 25, 2008

6. Interest Shortfalls, Compensation and Expenses

	Current Prepayment Interest Shortfall Amount	Compensating Interest	Net Prepayment Interest Shortfall Amount (1) - (2)=(3)	Civil Relief Act	Civil Relief Act	Compensation		Advances by Master Servicer	Allowable Expenses per	Non - Recoverable Advances

	(1)	(2)	(3)			Subservicer	Master

Deal Totals	4,600.15	4,600.15	0.00	0	0.00	183,624.90	21,314.44	1,316.12	0.00	0.00

Advances are made for delinquent loans and are reimbursed from borrower collections and liquidation proceeds as reported herein

7. Prepayment Interest and Basis Risk/Net WAC Shortfall Amounts

(A) Prepayment Interest Shortfall Amounts							(B) Basis Risk/Net WAC Shortfall Amounts

Class	Current	Prior Unpaid	Prior Unpaid Accrued Interest	Total Paid	Remaining Unpaid (1)+(2)+(3)-(4)=(5)	Current Period Uncompensated	Prior Unpaid	Prior Unpaid Accrued Interest	Total Paid	Remaining Unpaid (1)+(2)+(3)-(4)=(5)

	(1)	(2)	(3)	(4)	(5)	(1)	(2)	(3)	(4)	(5)

A-1	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

A-2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

A-3	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

M-1	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

M-2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

M-3	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

M-4	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

M-5	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

M-6	0.00	0.00	0.00	0.00	0.00	8.94	0.00	0.00	8.94	0.00

M-7	0.00	0.00	0.00	0.00	0.00	6.26	0.00	0.00	6.26	0.00

M-8	0.00	0.00	0.00	0.00	0.00	5.36	0.00	0.00	5.36	0.00

B	0.00	0.00	0.00	0.00	0.00	5.36	0.00	0.00	5.36	0.00

SB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

R-I	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

R-II	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

R-III	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

R-X	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Totals	0.00	0.00	0.00	0.00	0.00	25.92	0.00	0.00	25.92	0.00

05/15/2008	12:40:00PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 5 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

April 25, 2008

8. Collateral Summary

A. Loan Count and Balances

			Original Loan Count/ Scheduled Principal Balance	Beginning Loan Count/ Scheduled Principal Balance		Scheduled Principal	Curtailments	Payoffs	Matured Loans	Repurchases	Beginning Aggregate Scheduled Principal Balance of Liquidations/ Charge-offs	Ending Loan Count/Scheduled Principal Balance

Deal Totals	Count		1,549		1,490	N/A	323	9	0	0	1	1,480

	Balance/Amount		600,008,792.26	588,541,203.99		-1,421,595.31	248,949.46	3,155,854.87	N/A	0.00	360,049.21	586,197,945.76

B. Weighted Averages

	Beginning Weighted Average Gross Mortgage Rate	Ending Weighted Average Gross Mortgage Rate	Ending Weighted Average Remaining Amortization Term	Ending Weighted Average Months to Maturity	Beginning Weighted Average Net Mortgage	Ending Weighted Average Net Mortgage	Beginning Weighted Average Unmodified Net Mortgage	Net Weighted Average Cap Rate	Weighted Average Net Rate

Deal Totals
	7.32717713	7.32785418	349.50	349.50	6.90217713	6.90285418	6.90217713	N/A	N/A

C. Constant Prepayment Rate

	1 Month CPR		3 Month CPR	6 Month CPR		12 Month CPR		Life CPR

Deal Totals	7.39%		6.67%	7.56%				5.50%

Net WAC CAP Rate: 4.595290% Available Funds Rate: 10.590731%

05/15/2008	12:40:00PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 6 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

April 25, 2008

9. Repurchases

		Breaches Of Representations	ARM Conversions	Optional Repurchases of Defaulted Loans	Others	Total (1)+(2)+(3)+(4)=(5)
		(1)	(2)	(3)	(4)	(5)

	Count	0	0	0	0	0
Deal Totals

	Scheduled Balance	0.00	0.00	0.00	0.00	0.00

10. Loan Status Report
			Delinquency Calculation Method: Mortgage Bankers Association

	Current / Delinquent		Bankruptcy		Foreclosure		REO				Total
Deal Totals

	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Actual Balance	Count	Scheduled Balance

Current	1,327	520,570,739.41	4	1,008,735.30	0	0.00	0	0.00	0.00	1,331	521,579,474.71

30 days	60	23,313,143.04	0	0.00	0	0.00	0	0.00	0.00	60	23,313,143.04

60 days	27	13,866,633.23	0	0.00	0	0.00	0	0.00	0.00	27	13,866,633.23

90 days	12	5,269,707.96	0	0.00	0	0.00	0	0.00	0.00	12	5,269,707.96

120 days	11	4,005,691.00	1	343,026.92	0	0.00	0	0.00	0.00	12	4,348,717.92

150 days	0	0.00	1	366,825.72	11	4,551,099.45	0	0.00	0.00	12	4,917,925.17

180 days	0	0.00	0	0.00	7	3,154,929.96	0	0.00	0.00	7	3,154,929.96

181+ days	0	0.00	0	0.00	18	9,396,680.42	1	350,733.35	350,733.35	19	9,747,413.77

Total	1,437	567,025,914.64	6	1,718,587.94	36	17,102,709.83	1	350,733.35	350,733.35	1,480	586,197,945.76

Current	89.66%	88.80%	0.27%	0.17%	0.00%	0.00%	0.00%	0.00%	0.00%	89.93%	88.98%

30 days	4.05%	3.98%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	4.05%	3.98%

60 days	1.82%	2.37%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.82%	2.37%

90 days	0.81%	0.90%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.81%	0.90%

120 days	0.74%	0.68%	0.07%	0.06%	0.00%	0.00%	0.00%	0.00%	0.00%	0.81%	0.74%

150 days	0.00%	0.00%	0.07%	0.06%	0.74%	0.78%	0.00%	0.00%	0.00%	0.81%	0.84%

180 days	0.00%	0.00%	0.00%	0.00%	0.47%	0.54%	0.00%	0.00%	0.00%	0.47%	0.54%

181+ days	0.00%	0.00%	0.00%	0.00%	1.22%	1.60%	0.07%	0.06%	0.06%	1.28%	1.66%

Total	97.09%	96.73%	0.41%	0.29%	2.43%	2.92%	0.07%	0.06%	0.06%	100.00%	100.00%

05/15/2008	12:40:00PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 7 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

April 25, 2008

11. Delinquency Data

	Totals			Totals			Totals			Totals			Totals
	Count % Count	Balance % Balance		Count % Count	Balance % Balance		Count % Count	Balance % Balance		Count % Count	Balance % Balance		Count % Count	Balance % Balance

	60	23,313,143.04		0	0.00		0	0.00		0	0.00		0	0.00
1 Month			13 Months			25 Months			37 Months			49 Months

	4.05%	3.98%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	27	13,866,633.23		0	0.00		0	0.00		0	0.00		0	0.00
2 Months			14 Months			26 Months			38 Months			50 Months

	1.82%	2.37%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	12	5,269,707.96		0	0.00		0	0.00		0	0.00		0	0.00
3 Months			15 Months			27 Months			39 Months			51 Months

	0.81%	0.90%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	12	4,348,717.92		0	0.00		0	0.00		0	0.00		0	0.00
4 Months			16 Months			28 Months			40 Months			52 Months

	0.81%	0.74%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	12	4,917,925.17		0	0.00		0	0.00		0	0.00		0	0.00
5 Months			17 Months			29 Months			41 Months			53 Months

	0.81%	0.84%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	7	3,154,929.96		0	0.00		0	0.00		0	0.00		0	0.00
6 Months			18 Months			30 Months			42 Months			54 Months

	0.47%	0.54%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	7	3,695,577.10		0	0.00		0	0.00		0	0.00		0	0.00
7 Months			19 Months			31 Months			43 Months			55 Months

	0.47%	0.63%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

										0	0.00
	4	2,244,155.43		0	0.00		0	0.00					0	0.00

8 Months			20 Months			32 Months			44 Months			56 Months

	0.27%	0.38%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	8	3,807,681.24		0	0.00		0	0.00		0	0.00		0	0.00
9 Months			21 Months			33 Months			45 Months			57 Months

	0.54%	0.65%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	0	0.00		0	0.00		0	0.00		0	0.00		0	0.00
10 Months			22 Months			34 Months			46 Months			58 Months

	0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

								0.00			0.00
	0	0.00		0	0.00		0			0			0	0.00

11 Months			23 Months			35 Months			47 Months			59 Months

	0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	0	0.00		0	0.00		0	0.00		0	0.00		0	0.00
12 Months			24 Months			36 Months			48 Months			60+ Months

	0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

05/15/2008	12:40:00PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 8 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

April 25, 2008

12. Loss Mitigation and Servicing Modifications

		Current		1 Payment		2 Payments		3+ Payments		Foreclosure		REO		Total

	Modification Type	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance

	Capitalizations	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00

Deal Totals
	Other
		0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00

			Payoffs					Repurchases				Liquidations					Total

		Current Month			Cumulative			Current Month		Cumulative		Current Month		Cumulative			Current Month		Cumulative
Modification Type

		Count		Scheduled Balance		Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance		Count	Scheduled Balance	Count	Scheduled Balance

Deal Totals	Capitalizations		0	0.00		0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0		0.00	0	0.00

	Other Modifications

		0	0.00		0	0.00	0	0.00	0	0.00	0	0.00	0	0.00		0	0.00	0	0.00

05/15/2008	12:40:00PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 9 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

April 25, 2008

13. Losses and Recoveries
A. Current Cycle Realized Losses

	Current Period Realized Losses	Liquidations	Charge-Offs	Servicing Modifications	Bankruptcy Losses	Total

	Loss Count	1	0	0	0	1

	Beginning Aggregate Scheduled Balance	360,049.21	0.00	0.00	0.00	360,049.21
Deal Totals

	Principal Portion of Loss	74,892.88	0.00	0.00	0.00	74,892.88

	Interest Portion of Loss	0.00	0.00	0.00	0.00	0.00

	Total Realized Loss	74,892.88	0.00	0.00	0.00	74,892.88

B. Cumulative Realized Losses

	Cumulative Realized Losses	Liquidations	Charge-Offs	Servicing Modifications	Bankruptcy Losses	Total

Deal Totals	Loss Count	1	0	0	0	1

	Total Realized Loss	74,892.88	0.00	0.00	0.00	74,892.88

C. Subsequent Recoveries

	Subsequent Recoveries	Current Period		Cumulative

	Subsequent Recoveries Count		0	0

	Subsequent Recoveries		0.00	0.00
Deal Totals

	Net Loss 1		74,892.88	74,892.88

	Net Loss % 2		0.01%	0.01%

1 Total Realized Loss less Subsequent Recoveries
2 Net Loss % of Original Balance

05/15/2008	12:40:00PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 10 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

April 25, 2008

D. Default Percentages

Default Loss Percentage	1 Month	3 Months	6 Months	12 Months	Life of Deal

Monthly Default Rate	0.06%	0.02%	0.01%		0.01%

Constant Default Rate	0.73%	0.24%	0.12%		0.07%

1-Month MDR (Current Month) = SUM(Beginning Scheduled balances of liquidating loans) / [SUM(Beginning Scheduled loan balances)- SUM(Scheduled Principal payments)]
m-Month = 3, 6, 12, months or the life of deal to date
m-Month MDR(over m months in period where n is current month)= 1-[(1-MDRn-m+1) * (1-MDRn-m+2) *.* (1-MDR n-1) * (1-MDRn)]^(1/m)
CDRm = 1- [(1- MDRm)^12],where m is number of months in period

14. Credit Enhancement Report

Reserve Accounts
			DEPOSITS		WITHDRAWALS

							Ending Balance

Description	Source	Beginning Balance	Investment Earnings	Other Deposits	Draws	Releases

Supplemental Interest Trust Account		0.00	0.00	1,056,289.56	1,056,289.56	0.00	0.00

Hedge Agreements

Description	Provider	Termination Date		Amount Received From Provider		Amount Paid to Provider

Swap Agreement	Credit Suisse	06/25/2012		957,708.68		2,013,998.24

16. Overcollateralization Summary

	Prior Required Overcollateralization Amount	Beginning Overcollateralization Amount	Overcollateralization Increase/(Reduction) Amount	Ending Overcollateralization Amount	Current Required Overcollateralization Amount
Deal Total
	3,000,043.96	3,000,043.96	0.00	3,000,043.96	3,000,043.96

05/15/2008	12:40:00PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 11 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

April 25, 2008

17. Excess Cashflow, Overcollateralization and Derivative Amounts

Excess Cashflow and Derivative Summary

(1)	Scheduled Unmodified Net Interest	3,385,179.70

(2)	Interest Losses	0.00

(3)	Subsequent Recoveries	0.00

(4)	Interest Adjustment Amount	0.00

(5)	Offered Certificate Accrued Interest	1,443,840.00

(6)	Net Deferred Interest Amount	0.00

(7)	Yield Maintenance/Swap Payment Amount - IN	0.00

(8)	Yield Maintenance/Swap Payment Amount - OUT	1,056,289.56

(9)	OC Reduction Amount	0.00

(10)	Excess Cashflow Prior to OC Provisions	885,050.14

Overcollateralization and Derivative Amounts

	Excess Cashflow Prior to OC Provisions	885,050.14

(1)	Unreimbursed Principal Portion of Realized Losses	0.00

(2)	Principal Portion of Realized Losses	74,892.88

(3)	Overcollateralization Increase	0.00

(4)	Prepayment Interest Shortfall	0.00

(5)	Unpaid PPIS With Accrued Interest	0.00

(6)	Interest Carry Forward Amount	0.00

(7)	Basis Risk Shortfall Carry-Forward Amount	25.92

(8)	Relief Act Shortfall	0.00

(9)	Unreimbursed Realized Losses	0.00

(10)	Swap Termination Payment Amount	0.00

(11)	Swap Term Payment covered by Swap - No Swap Trigger Event	0.00

(12)	Unpaid Accrued Interest covered by Swap Agreement	0.00

05/15/2008	12:40:00PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 12 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

April 25, 2008

(13)	Realized Loss covered by Swap	0.00

(14)	Overcollateralization Increase covered by Swap	0.00

(15)	Interest Carry Forward Amount Covered by Swap	0.00

(16)	Basis Risk Shortfall covered by Swap	0.00

(17)	Swap Term Payment due to Swap Trigger Event covered by Swap	0.00

(18)	To Class SB Certificates	810,131.34

Excess Cashflow Prior to OC Provisions amount takes into account any Non-Recoverable Advance Amounts from Section 6.

05/15/2008	12:40:00PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 13 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

April 25, 2008

18. Performance Tests

Current Distribution Date >= Target Distribution

Current Distribution Period	10

StepDownTarget Distribution Period	37

Current Distribution Date >= Target Distribution Date	False

Stepdown Date - Senior Enhancement Test

Current Senior Enhancement Percent - Actual value	6.75540500%

Specified Senior Enhancement Percent - Target value	16.50000000%

Senior Enhance Pct >= Specified Senior Enhance Pct (Actual End Balance <= Target End Balance)	False

StepDown Date and Senior Enhancement pass

Current Distribution Date >= Target Distribution Date	False

Senior Enhance Pct >= Specified Senior Enhance Pct (Actual End Balance <= Target End Balance)	False

After StepDown Date and Senior Enh Percent >= Target Percent	False

Sixty-Plus Delinquency Percentage >= Target %

3-Month Average Sixty-Plus Delinquency Percentage - Actual Value	5.72407100%

Senior Enhancement Delinquency Percentage - Target Value	2.70216200%

Sixty-Plus Delinquency Percentage >= Senior Enhancement Delinquency Percentage Target	True

Aggregate Realized Loss % >= Scheduled Loss %

Aggregate Realized Loss Percentage - Actual Value	0.01248200%

Scheduled Loss Target Percent	0.15000000%

Aggregate Realized Loss Percentage >= Scheduled Loss Percent	False

Trigger Event is in effect?

Sixty-Plus Delinquency Percentage >= Senior Enhancement Delinquency Percentage Target	True

Aggregate Realized Loss Percentage >= Scheduled Loss Percent	False

Trigger Event is in effect	True

05/15/2008	12:40:00PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 14 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

April 25, 2008

Stepdown Date and Trigger Event in effect

Stepdown Date has occurred	False

Trigger Event is in effect	True

Trigger Event is in effect on or after StepDown Date	False

20. Comments

Comments:	For all Loan Groups together and for each separately, where applicable, the Credit Support Depletion Date has not occurred.

Residential Funding Company, LLC has entered into an agreement to transfer the master servicing and subservicing of the mortgage loans included in this trust to Aurora Loan Services LLC, a wholly owned subsidiary of Lehman Brothers Bank, FSB, as of April 1, 2008. Certain information regarding Aurora Loan Services LLC is included in the Report on Form 8-K filed by the issuing entity with the Securities and Exchange Commission on March 6, 2008.

The executive offices of Aurora Loan Services LLC are located at 10350 Park Meadows Drive, Littleton, Colorado 80124.

Beginning and Ending Interest Carryforward Amounts for all related classes equal zero.

ERISA Text:	Each beneficial owner of any Certificate (or any interest therein) which provides credit enhancement for any other Certificate and is available in book-entry form, including any such

Class M Certificate, shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that either: a) it is not an employee benefit or other plan subject to the prohibited transaction provision of the Employee Retirement Income Security Act of 1974, as amended('ERISA'), or Section 4975 of the Internal Revenue
Code of 1986, as amended (a 'Plan'), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of purchasing any Certificate with 'plan assets' of any Plan; or b) (i) the transferee is an insurance company, (ii) the source of funds to be used by it to purchase the Certificates is an
'insurance company general account' (within the meaning of Department of Labor Prohibited Transaction Class Exemption ('PTCE') 95-60), and (iii) the conditions set forth in
Section I and III of PTCE 95-60 have been satisfied. Any purported beneficial owner of any such book-entry Certificate (or interest therein) to whom either (a) or (b) above does not apply shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claim, cost or expenses incurred by such parties as a result of its acquisition or holding of such Certificate.

05/15/2008	12:40:00PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 15 of 15

Statement To Certificateholder

Residential Accredit Loans, Inc. 2007-QH6

April 25, 2008

Cash Flow Received and Uses of Funds

Cash Flow Received	Amount

Principal and Interest Payments	5,392,654.61
Prepayment Premium	100,567.28
Liquidation and Insurance Proceeds	285,156.33
Subsequent Recoveries	0.00
Repurchase Proceeds	0.00
Other Deposits/Adjustments (including Derivatives Payment)	4,600.15
Total Deposits	5,782,978.37

Uses of Funds	Amount

Transfer to Certificate Account	4,697,822.78
Reimbursed Advances and Expenses	7,551.60
Master Servicing Compensation	21,314.44
Derivatives Payment	1,056,289.56
Total Withdrawals	5,782,978.38

Ending Balance	0.00

GMAC-RFC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Appendix A